                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


[X]       Filed by Registrant
[ ]       Filed by Party other than the Registrant

Check the appropriate box:

[X]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               SUITE101.COM, INC.
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1) Title of each class of securities to which transaction applies:

          ______________________________________________________________________

          ______________________________________________________________________

          2) Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

          ______________________________________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

          4) Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

          5) Total Fee Paid:

          ______________________________________________________________________

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid: ___________________________________________

          2) Form, Schedule or Registration Statement Number: __________________

          3) Filing Party: _____________________________________________________

          4) Date Filed: _______________________________________________________

                               SUITE101.COM, INC.
                        1122 MAINLAND STREET - SUITE 210
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 2002


          Notice is hereby given that the Annual Meeting of Shareholders of Suite101.com, Inc. (the "Company") will be held at the offices of the Company at 1122 Mainland Street, Suite 210, Vancouver, British Columbia, Canada, on Tuesday, June 11, 2002, at 10:00AM, local time, for the following purposes:

          1. To elect four (4) directors of the Company to hold office until the next Annual Meeting of Shareholders in 2003 and until their respective successors are elected and qualified;

          2. To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock, par value $.001 per share, from 40,000,000 shares to 100,000,000 shares; and

          3. To transact such other business as may properly come before the meeting, or any adjournments thereof.

          Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on May 1, 2002 (the "Record Date") are entitled to notice of and to vote at the Meeting.

          We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.


                                  John K. Campbell, Secretary

Dated: May 9, 2002

                               SUITE101.COM, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS


          The enclosed proxy is solicited by the Board of Directors of Suite101.com, Inc., a Delaware corporation (the "Company"), from the holders of shares of Common Stock, $.001 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 1122 Mainland Street, Suite 210, Vancouver, British Columbia, Canada, on Tuesday, June 11, 2002, at 10:00AM, local time, and at any adjournments thereof.

          The only business which the Board of Directors intends to present or knows that others will present at the Meeting is: (i) the election of four (4) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 2003 and until their successors have been elected and qualified, and (ii) to consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock, par value $.001 per share, from 40,000,000 shares to 100,000,000 shares. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of the four (4) Directors named as nominees and in favor of the amendment to the Certificate of Incorporation. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to John K. Campbell, Secretary of the Company, at the address set forth below.

          The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. The amendment of the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

          Abstentions may be specified on the proposal submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on the proposal will have the effect of a negative vote on the proposal to amend the Certificate of Incorporation because the proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock.

          Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the amendment to the Certificate of Incorporation. Under applicable Delaware law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

          Only holders of record of Common Stock as of the close of business on May 1, 2002 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 13,249,519 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

          The Company's principal executive office address is 1122 Mainland Street - Suite 210, Vancouver, British Columbia, Canada V6B 5L1, and its telephone number is (604) 682-1400. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about May 9, 2002.


1.        ELECTION OF DIRECTORS

          At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Shareholders in 2003 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

          The nominees as Director and their age are as follows:


                  Name                                       Age
                  ----                                       ---

                  Mitchell G. Blumberg                        57

                  Douglas F. Loblaw                           61

                  John K. Campbell                            69

                  Brent J. Peters                             29

          Mr. Blumberg was elected a Director of the Company in February 1999. He was elected President and CEO in February 2002. Mr. Blumberg has held several senior level management positions in the entertainment business in Los Angeles, CA. Since June 1994, he has been engaged as a film producer and talent manager in Los Angeles, California initially with Blumberg Productions, then with Blumberg Productions and Management and thereafter as President of Ardent Entertainment, a film production and talent management firm. Prior to June 1994, he was an Executive Vice President of RKO Pictures, Inc., where he was head of business and legal affairs for the company. Mr. Blumberg was also a Director of eDispatch.com until its merger with AirIQ in September 2001. Since the merger of eDispatch.com with AirIQ, Mr. Blumberg continues as a Director of AirIQ, a publicly traded company located in Toronto, Ontario, Canada. He also holds the position of Managing Director of AirIQ. A native of Philadelphia, PA, Mr. Blumberg is a graduate of the University of Pennsylvania, the University of Pennsylvania Law School, and Harvard Business School. Mr. Blumberg received his MBA degree from Harvard with High Honors where he graduated as a Baker Scholar (top 5% of class). Mr. Blumberg resides and has offices in Beverly Hills, CA.

          Mr. Loblaw was employed as Chief Operating Officer of the Company from January 2001 to January 2002 and from June to December 2000, he was employed as its Director of Operations. He was elected a Director of the Company in February 2002. He has been employed by Capilano College as in instructor since 1976. Commencing January 1995 to the present, he has been employed as a tutor for the B.C. Open College. Since January 1994, Creative Marketeam Canada Ltd has engaged him as a marketing consultant. Creative Marketeam Canada Ltd. is currently providing management and operations services to the Company. He received a BA degree from the University of Toronto with a major in French Language and Literature.

          Mr. Campbell has been President of Transamerica Industries Ltd., a natural resource company, for more than the past five years. He is a former practicing lawyer and he is presently a retired member of the British Columbia Law Society. He was elected a Director of the Company in February 2002.

          Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations, since 1997. He was elected a Director of the Company in February 2002.


EXECUTIVE OFFICERS

          The current executive officers of the Company are the following:

Name                          Age                     Position
----                          ---                     --------

Mitchell G. Blumberg           57          President and Chief Executive Officer

Cara Williams                  39          Vice President, Finance



          Mr. Blumberg's employment background is described above.

          Ms. Williams has been employed as Vice President, Finance and principal accounting officer of the Company since April 2000. She is a Chartered Accountant. She was employed by PricewaterhouseCoopers LLP from October 1997 to March 2000 and by Ellis Foster, Chartered Accountants, from February 1993 to September 1997. She received a BBA degree with a major in accounting from Simon Fraser University in 1987.


DIRECTOR AND OFFICER SECURITIES REPORTS

          The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of its equity securities. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to it, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2001.

EXECUTIVE COMPENSATION

          The following table sets forth the annual and long-term compensation paid during the Company's three fiscal years ended December 31, 2001 to the Company's chief executive officer. No other executive officer received compensation exceeding $100,000 for serving in such capacity at December 31, 2001:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


---------------------------------------------------------------------------------------------------------------
                                                                                            COMPENSATION
                                                                                      -------------------------
                                                                         OTHER          LONG-TERM          ALL
       NAME AND                             ANNUAL                      ANNUAL         AWARDS/OPTION      OTHER
  PRINCIPAL POSITION          YEAR          SALARY          BONUS        COMP.             (#)            COMP.
--------------------          ----       -----------        -----       ------        --------------      -----
Peter L. Bradshaw(1)          1999        $57,000(2)        $700          Nil         120,000 shares        Nil
                              2000       $113,000(3)        $700          Nil         150,000 shares        Nil
                              2001       $114,000(4)         Nil          Nil         148,545 shares        Nil

----------------------

(1) Mr. Bradshaw resigned as Chairman, Chief Executive Officer and a Director on February 25, 2002.

(2) In lieu of $16,150 salary, Mr. Bradshaw was granted options to purchase 40,000 shares exercisable at $1.50 per share.

(3) In lieu of $16,150 salary, Mr. Bradshaw was granted options to purchase 40,000 shares exercisable at $1.50 per share.

(4) In lieu of $32,000 salary, Mr. Bradshaw was granted options to purchase 254,545 shares exercisable at $0.25 per share.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2001.
----------------------------------------------

          The following table provides information with respect to the above named executive officer regarding options granted to such person during the Company's year ended December 31, 2001.

                         NUMBER OF        % OF TOTAL
                        SECURITIES       OPTIONS/SARS                                         MARKET
                     UNDERLYING SARS/     GRANTED TO     EXERCISE OR                         PRICE ON
        NAME         OPTIONS GRANTED     EMPLOYEES IN    BASE PRICE         EXPIRATION       DATE OF
                           (#)            FISCAL YEAR     ($/SHARE)            DATE           GRANT
-----------------    ----------------    ------------    -----------    -----------------    --------
Peter L. Bradshaw        148,545(1)          46.4%          $0.25       December 31, 2002    $0.2031


----------------------

(1) Of which, options to purchase 74,273 shares became exercisable on January 4, 2001 and options to purchase the remaining 74,272 shares became exercisable on January 4, 2002.


STOCK OPTION HOLDINGS AT DECEMBER 31, 2001.
-------------------------------------------

         The following table provides information with respect to the above named executive officer regarding Company options held at the end of the Company's year ended December 31, 2001 (such officer did not exercise any options during the most recent fiscal year).

                                                                  VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                            AT DECEMBER 31, 2001(1)              AT DECEMBER 31, 2001(2)
                       ---------------------------------      ------------------------------
      NAME             EXERCISABLE      UNEXERCISABLE(3)      EXERCISABLE      UNEXERCISABLE
-----------------      -----------      ----------------      -----------      -------------
Peter L. Bradshaw        344,273            74,272                Nil              Nil

----------------------
(1) The options are exercisable at prices ranging from $0.25 to $1.50 per share.

(2)  Based on the closing sales price on December 31,2001 of $0.21.

(3)  These options became exercisable on January 4, 2002.


DIRECTORS COMPENSATION

          The Company's Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of the Company's 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.

Accordingly, effective February 25, 2002, each of Messrs. Loblaw, Campbell and Peters was granted an option to purchase 50,000 shares exercisable at $0.27 per share. In addition, on the date of each annual stockholder meeting, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares. Each such option has a term of five years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.

          Mr. Blumberg is currently receiving compensation of $2,000 per month for his services.

          Pursuant to a service contract with Mr. Blumberg, the Company paid Mr. Blumberg $30,000 during 2000. This contract ended in June 2000 and was not renewed. No payments were made to Mr. Blumberg pursuant to the service contract in 2001.


2. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

          The Board of Directors of the Company has recommended that the Company's stockholders adopt a proposal to approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, $.001 par value, from 40,000,000 shares to 100,000,000 shares. The proposed form of the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

          The amendment has received the unanimous approval of the Company's Board of Directors and will be adopted by shareholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

          The Company is currently authorized to issue 40,000,000 shares of Common Stock, of which 13,249,519 shares were outstanding at the close of business on May 1, 2002. Also at May 1, 2002, the Company had both reserved for issuance and was contractually committed to reserve for issuance an additional 3,595,090 shares under the terms of outstanding options and warrants. Accordingly, at May 1, 2002, the number of shares of Common Stock reserved for issuance, together with the number of shares outstanding on that date, was 23,155,391 shares.

          Since early 1999, using approximately $6.1 million out of total proceeds of $9.5 million the Company raised in private sales of its securities in 1999 and 2000, the Company endeavored to develop its activities into an Internet Web-based community with revenue-generating operations. During the period January 1, 1999 through December 31, 2001, the Company's total revenues were $43,600 and its available cash fell from $9,321,525 at the end of March 2000 to

$4,048,630 at the end of December 2001. Also, since 1999, there have been enormous changes in the stock market's perception of the likelihood of success for Internet-based enterprises which has affected substantially the Company's ability to raise capital and achieve its business objectives. Accordingly, by unanimous action of the Company's Board of Directors then in office taken in the fourth quarter of 2001, the Company determined to review its business activities with a view to redirecting those activities.

          The Company's current business plan is to utilize its available cash and other resources, including possibly, shares of its Common Stock, to redirect its activities out of the operation and maintenance of a Web-based community into another area of business. Management of the Company believes that the Company's future activities will be unrelated to the operation of an Internet Web site. It is expected that the redirection of the Company's business activities will involve the Company in a business combination or other material transaction. Management of the Company is engaged in ongoing efforts to identify a suitable opportunity for the Company in this regard. At April 22, 2002, these efforts have not resulted in discussions with others that management believes can be considered to be probable of resulting in a completed transaction. As of April 22, 2002, there are no definitive agreements or agreements in principal relating to the acquisition of any other business activities by the Company and the Company is unable to state the nature of the business activities that may be undertaken in the future. There can be no assurance that an acquisition can be completed.

          The Company's business plan and any resulting transaction may involve the following:

          o Any such acquisition transaction may result in the Company issuing securities, including possibly the issuance of shares of Common Stock, as part of the transaction. The issuance of previously authorized and un-issued shares of Common Stock, including the additional 60,000,000 shares of Common Stock authorized if the proposed amendment to the Certificate of Incorporation is adopted, could result in substantial dilution of the Company's existing stockholders and could possibly result in a change in control or management of the Company.

          o The 26,750,481 shares of Common Stock and 1,000,000 shares of Preferred Stock that the Company is authorized to issue but are not issued or outstanding or reserved for issuance as of April 22, 2002, as well as the additional 60,000,000 shares of Common Stock for which the Company is seeking authorization to issue, will be able to be issued by action of the Company's Board of Directors in a transaction resulting in the redirection of the Company's activities without any requirement under Delaware law or the rules of any national securities exchange or automated quotation system of further action being taken by the Company's stockholders to authorize the issuance of the shares or to approve the transaction or the redirected business activities. Any additional issuances of any of the Company's securities will not require the approval of the Company's stockholders and may have the effect of further diluting the equity interest of stockholders.

          o Any transaction the Company enters into involving the redirection of its activities may require that the Company raise additional capital which may also involve the issuance of shares of its Common Stock and be dilutive to its existing stockholders. Issuance of shares to raise capital can be approved by the Company's Board of Directors and would not require stockholder approval.

          o Any transaction the Company enters into in redirecting its business activities may be structured on terms whereby the approval of the Company's existing stockholders is not required which would result in the Company's existing stockholders being unable to vote in favor of or against the transaction and the redirection of the Company's business activities.

          o Until the Company completes a transaction resulting in a redirection of its business activities, the Company expects to continue to incur expenses without any material revenues. In addition, the Company may incur reductions in the carrying value of its fixed assets in connection with its efforts to redirect its activities.

          The Board of Directors of the Company believes that the adoption of the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized will provide it with additional flexibility in negotiating a transaction. If any transaction proposed to be entered into in connection with the redirection of the Company's activities would require for its completion the issuance or reservation for issuance of a number of shares of Common Stock exceeding the number the Company is authorized to issue before adopting the proposed amendment to the Certificate of Incorporation, the adoption of the amendment to the Certificate of Incorporation to be acted upon at the Meeting will enable the Board of Directors to negotiate and complete the transaction without the delay and expense that would be involved if it were required to seek shareholder approval for an increase in its authorized shares of Common Stock at the time the transaction is entered into and as a condition to the completion of the transaction. Subject to the possibility the Company may issue shares in transactions such as are described above, the Company has no present specific plans to issue any additional shares of its Common

Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, of any additional shares of Common Stock.

          As a corporation organized under the laws of the State of Delaware, the Company is required to file an annual Franchise Tax Report and pay a franchise tax to the State of Delaware based, in part, on its authorized capitalization. A consequence of the increase in the Company's shares of authorized Common Stock will be to increase the amount of the franchise tax the Company is required to pay to the State of Delaware. For the year ended 2001, the franchise tax paid by the Company to the State of Delaware, based on the assumed par value capital method of calculating the tax, was $5,800. As a consequence of adopting the amendment to the Certificate of Incorporation and the increase in the Company's authorized shares, based on the assumed par value capital method of calculating the tax, and based on the Company's assets as of December 31, 2001, the franchise tax would have been $14,000 for the year 2001.

          MANAGEMENT RECOMMENDS THAT THE PROPOSAL BE ADOPTED. ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.


                      RELATIONSHIP WITH PUBLIC ACCOUNTANTS

          During the two fiscal years ended December 31, 2001, the Company has not filed any Current Report on Form 8-K reporting any change in accountants in which there was a reported disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          A representative of N.I. Cameron Inc. is not expected to be present at the Meeting. However, if such a representative is present, he or she will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                             COMMON STOCK OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


          As of the Record Date, the Company had issued and outstanding 13,249,519 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by (i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.

                                                   Number of Shares                    Percentage of Outstanding
Name and Address of Beneficial Owner (1)         Beneficially Owned(2)                       Common Stock
----------------------------------------------------------------------------------------------------------------------
Mitchell Blumberg                                       280,000(3)                               2.09%
1439 Claridge Drive
Beverly Hills, CA  90210

Douglas Loblaw                                          198,966(4)                                1.48%
6111 LeClair Street
Abbotsford, BC  V4X 2C9

John Campbell                                            50,000(5)                                0.38%
750 West Pender Street - Suite 710
Vancouver, BC V6C 2T7

Brent Peters                                             57,000(6)                                0.43%
c/o Northfield Capital Corporation
347 Bay Street - Suite 301
Toronto, Ontario M5H 2R7

Julie M Bradshaw                                        701,419(7)                                5.26%
TO 352 Kamari
Santorini, Greece

Northfield Capital Corporation(8)                     2,019,136                                  15.28%
347 Bay Street, Suite 301
Toronto, Ontario, Canada M5H 2R7

All officers and directors as a group
   (5 persons)                                          819,033                                   5.88%

--------------------------------

(1) Unless otherwise indicated, the address of such person is c/o the Company.

(2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following March 19, 2002.

(3) Includes 125,000 shares of Common Stock and options to purchase 155,000 shares of Common Stock.

(4) Includes 600 shares of Common Stock and options to purchase 198,366 shares of Common Stock.

(5)       The 50,000 shares are issuable on exercise of a stock option.

(6) Includes 7,000 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

(7) Includes 618,519 shares of Common Stock and options to purchase 85,000 shares of Common Stock.

(8) Mr. Peters, an employee of Northfield Capital Corp., disclaims a beneficial interest in the shares held by Northfield Capital Corp.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          Board of Directors. The Company's Board of Directors held three meetings during the year ended December 31, 2001. Each of the Company's Directors participated in all of the meetings of the Board and of each committee of the board of which he or she is a member.

          Audit Committee. During the year 2001, the Audit Committee consisted of Messrs. Peter Bradshaw, Alfred Puchala, Jr. and Mitchell Blumberg. The Audit Committee, among other things, meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee met two times during the year ended December 31, 2001. Each of Messrs. Puchala and Blumberg was in the opinion of the Company's Board of Directors, an "independent director," as that term is defined under the Rules relating to the NASDAQ Stock Market.

          The Company's Audit Committee Charter was included as Appendix A to the Company's Proxy Statement dated May 2, 2001. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

          Since the resignations of Messrs. Bradshaw and Puchala as members of the Company's Board of Directors in February 2002, the Company's Board of Directors has not filled the vacancies existing on the Audit Committee. As of the date of this proxy statement, the Company does not have an Audit Committee of the Board of Directors. It is intended that an Audit Committee will be appointed.

          Other Committees. The Company's Board of Directors has not appointed either a compensation committee or a nominating committee.

2001 AUDIT AND RELATED FEES

          The following sets forth fees incurred by the Company during the year ended December 31, 2001 for services provided by N.I. Cameron Inc., the Company's independent public accountant:

                                                      Financial Information
        Financial Statement                            Systems Design and                            All Other
                Fees                                   Implementation Fees                             Fees
-------------------------------------       ------------------------------------------        ------------------------
              $14,185                                          nil                                      nil

          The Company's Audit Committee believes that the provision of the services during the year ended December 31, 2001 other than those relating to Financial Statement Fees is compatible with maintaining the independence of N.I. Cameron Inc.


SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

          Any proposals which shareholders intend to present for a vote of shareholders at the Company's 2003 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than January 2, 2003.

GENERAL

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

          The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.


                                      By Order of the Board of Directors

                                      John K. Campbell, Secretary



Dated:  May 9, 2002

                                                                     Exhibit "A"

         RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

         FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred and one million (101,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, each such share having a par value of $.001, and one million (1,000,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue preferred stock, without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

                             APPENDIX: FORM OF PROXY


                               SUITE101.COM, INC.
                        1122 MAINLAND STREET - SUITE 210
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mitchell G. Blumberg and John K. Campbell, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Suite101.com, Inc. held of record by the undersigned on May 1, 2002 at the annual meeting of shareholders to be held on June 11, 2002 or any adjournment thereof.

          1.       Election of Directors

                   [ ] For all nominees listed below (except as marked to contrary below)

                   [ ]  Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                   Mitchell G. Blumberg               John K. Campbell
                   Douglas F. Loblaw                  Brent J. Peters

          2.       In Favor of  [ ]     Against  [ ]     Abstain  [ ]

                   A proposal to Amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000.

          3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

          PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

          WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



Dated:                  , 2002
       ----------------



       -------------------------------------------
                               Signature
                               Title (if required)



                                      ------------------------------------------
                                      Signature (if held jointly)


                                     -iii-